As filed with the Securities and Exchange Commission on October 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2026

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Sylvan Way, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Item 8.01. Other Events.

On October 6, 2026, B&G Foods issued a press release announcing that, on October 5, 2026, B&G Foods and Nortera Foods mutually terminated our previously announced agreement to sell the Green Giant and Le Sieur frozen and shelf-stable vegetable product lines in Canada to Nortera Foods.

Under the terms of the asset purchase agreement, either party was entitled to terminate the agreement if regulatory approval in Canada had not been obtained by the Competition Act outside date of September 24, 2026. Although the parties worked cooperatively and in good faith to seek the required approval under Canada’s Competition Act, the approval had not been obtained by the outside date and the conditions to closing therefore were not satisfied. B&G Foods and Nortera remain appreciative of the efforts of their respective employees, customers and stakeholders throughout the regulatory review process.

As a result of the termination, the asset purchase agreement is no longer in effect and B&G Foods will continue to own and operate Green Giant Canada and focus on executing its strategic and operating plans, and Nortera Foods will continue to serve as the primary co-manufacturer for Green Giant Canada.

B&G Foods intends to continue evaluating strategic and operational alternatives for Green Giant Canada, including potential sale transactions, strategic partnerships or other opportunities that may maximize value for shareholders.

Pursuant to the asset purchase agreement, Nortera Foods will pay B&G Foods US$1.6 million, consisting of a contractually required termination fee and reimbursement of a portion of B&G Foods’ legal expenses.

A copy of the press release is attached to this report as Exhibit 99.1. The information contained in the press release is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press Release dated October 6, 2026, furnished pursuant to Item 7.01

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 6, 2026	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary